EXHIBIT 99.1

     Station Casinos Announces Record Fourth Quarter and Year-End
                    Results and Declares Dividend

   LAS VEGAS--(BUSINESS WIRE)--Jan. 24, 2005--Station Casinos, Inc. (NYSE:STN)("Station" or the "Company") today announced the results of its operations for the fourth quarter and year ended December 31, 2004.

   Highlights include:

   -- Same-store revenues from the Las Vegas operations increased 17% over the prior year's fourth quarter, marking the fourth consecutive quarter of double-digit same-store revenue growth. For the year, same-store revenues increased 14%.

   -- Record fourth quarter EBITDA (1) of $107.1 million, an increase of 27% over the prior year's fourth quarter and record fiscal 2004 EBITDA of $385.4 million, an increase of 31% over the prior year.

   -- Same-store EBITDA from the Las Vegas operations increased 34% over the prior year's fourth quarter and increased 25% for the year.

   -- Adjusted for non-recurring items and development expense, diluted earnings per share of $0.58 compared to $0.42 in the prior year's fourth quarter, an increase of 38%. For fiscal 2004, diluted earnings per share were $2.10 versus $1.27 in the prior year, a 65% increase.

   -- Same-store EBITDA margins for the Las Vegas operations increased to 39.2% from 34.3% in the prior year's fourth quarter.

   -- Increased the Company's revolving credit facility to $1 billion while extending its maturity to December 2009 and reducing the borrowing costs.

   -- Opened the expansion of the hotel and convention area at Green Valley Ranch Station Casino.

   -- Selected as one of FORTUNE magazine's 100 best companies to work for in 2005, the first Nevada-based company and the first member of the gaming industry to be selected.

   Results of Operations

   The Company's net revenues for the fourth quarter ended December 31, 2004 were approximately $264.7 million, an increase of 15% compared to the prior year's fourth quarter. The Company reported EBITDA for the quarter of $107.1 million, an increase of 27% compared to the prior year's fourth quarter. For the fourth quarter, Adjusted Earnings (2) applicable to common stock were $39.7 million, or $0.58 per share, an increase of 38% over the prior year's $0.42 per share on a comparable basis. This marks the twelfth consecutive quarter of year over year growth of Adjusted EBITDA, EBITDA margin and EPS.
   During the fourth quarter, the Company incurred preopening costs related to Red Rock Station of $0.3 million and $2.4 million in costs to develop new gaming opportunities, primarily related to Native American gaming. Including these items, the Company reported net income of $38.0 million and earnings applicable to common stock of $0.55 per share.
   For the quarter ended December 31, 2004, the Company reported earnings from its Green Valley Ranch Station joint venture of $9.4 million, which represents a combination of Station's management fee plus 50% of Green Valley Ranch Station's operating income. Green Valley Ranch Station generated EBITDA before management fees of $21.1 million, a 34% increase compared to the prior year's quarter. The new expansion, including 296 hotel rooms and 25,000 square feet of convention space, was fully operational by December 29, 2004.

   Las Vegas Market Results

   Same-store (Major Las Vegas Operations and Green Valley Ranch Station) net revenues for the quarter increased to $281.7 million, a 17% increase compared to the prior year's quarter, while EBITDA from those operations increased 34% to $110.5 million. "Four consecutive quarters of double-digit same-store revenue growth and 14% same-store revenue growth for the year demonstrates the continuing strength of the Las Vegas economy. Our business is a reflection of the significant population growth, the 43,000 new jobs that were created in the past 12 months, and other substantial residential, commercial and infrastructure development in the community," said Lorenzo J. Fertitta, president.
   EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

   Balance Sheet Items and Capital Expenditures

   Long-term debt was $1.34 billion as of December 31, 2004. Total capital expenditures totaled $108.3 million for the fourth quarter, which included maintenance capital expenditures of $7.5 million. Expansion and project capital expenditures included $45.0 million for Red Rock Station, $21.2 million for the master planned expansion at Santa Fe Station, $12.0 million for the purchase of land and $5.8 million for the bowling center at Sunset Station.
   In December 2004, the Company completed its new $1 billion revolving credit facility which replaced its $500 million revolving bank facility. The new bank facility has reduced pricing, contains no amortization and extends the maturity by two years to December 2009. "This new bank facility gives us increased flexibility and a strong financial platform, which, along with our significant free cash flow, will allow us to execute our growth plans," stated Glenn C. Christenson, executive vice president and chief financial officer. As of December 31, 2004, the Company's debt to cash flow ratio as defined in its bank credit facility was 3.6 to 1.

   Fiscal 2005 Guidance

   The Company expects EBITDA of approximately $107 million to $113 million for the first quarter of 2005 (excluding development expense and other non-recurring items). This would result in earnings per share ("EPS") of $0.56 to $0.62 for the first quarter of 2005 assuming
69.5 million fully diluted shares. This guidance assumes revenue growth for the first quarter of 2005 of 9% to 13% in Las Vegas (excluding Green Valley Ranch Station) with an effective tax rate of 37%.
   For 2005, the Company expects EBITDA of approximately $425 million to $440 million (excluding development expense and non-recurring items) and Adjusted Earnings applicable to common stock of approximately $2.22 to $2.35 assuming 69.5 million fully diluted shares. This guidance assumes revenue growth for 2005 of 6% to 10% in Las Vegas (excluding Green Valley Ranch Station Casino) with an effective tax rate of 37%.

   Dividend

   The Company's Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on March 4, 2005 to shareholders of record on February 11, 2005.

   Conference Call Information

   The Company will host a conference call today, Monday, January 24, at 9:00 AM (PT) to discuss its fourth quarter and fiscal 2004 financial results and provide guidance for 2005. Interested participants may access the call by dialing in to the conference operator at (800) 621-5344. A live audio webcast of the call, as well as supplemental tables and charts, will also be available at the Company's website, www.stationcasinos.com. (3) A replay of the call will be available from 11:00 AM (PT) on January 24, 2005, until 11:00 AM (PT) on January 31, 2005 at (800) 633-8284. The reservation number is 21227393.

   Company Information and Forward Looking Statements

   Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in both Barley's Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages the Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

   This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its Registration Statement on Form S-4 File No. 333-113986. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investors" section of the Company's website at www.stationcasinos.com . (3)
   Construction projects such as Red Rock Station, the expansions of Green Valley Ranch Station, Santa Fe Station and Sunset Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.
   (1) EBITDA consists of net income (loss) plus income tax provision (benefit), interest and other expense, loss on early retirement of debt, our 50% portion of the leased tenant buyout at Green Valley Ranch Station, impairment loss, preopening expenses, depreciation, amortization, development expense, employer taxes on stock exercises, net litigation settlement, Regulation 6A fine and related investigative costs, Harrah's patent litigation costs and cancellation of certain insurance policies less Thunder Valley development fee. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision (benefit), interest and other expense, loss on early retirement of debt, our 50% portion of the leased tenant buyout at Green Valley Ranch Station, impairment loss, preopening expenses, depreciation, amortization, development expense, employer taxes on stock exercises, net litigation settlement, Regulation 6A fine and related investigative costs, Harrah's patent litigation costs, cancellation of certain insurance policies and Thunder Valley development fee, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income (loss) is included in the financial schedules accompanying this release.
   (2) Adjusted Earnings excludes development fee and interest income related to Thunder Valley, development expense, employer taxes on stock exercises, net litigation settlement, Regulation 6A fine and related investigative costs, Harrah's patent litigation costs, cancellation of certain insurance policies, loss on sale of land, impairment loss, preopening expenses, loss on early retirement of debt and our 50% portion of the leased tenant buyout at Green Valley Ranch Station. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income (loss) and EPS is included in the financial schedules accompanying this release.
   (3) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the audio webcast of the fourth quarter conference call. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.


                        Station Casinos, Inc.
                Condensed Consolidated Balance Sheets
                       (amounts in thousands)
                             (unaudited)


                                                    December 31,
                                              -----------------------
                                                  2004        2003
                                              ----------- -----------

Assets:
 Cash and cash equivalents                       $68,417     $62,272
 Receivables, net                                 21,452      28,224
 Other current assets                             29,652      43,968
                                              ----------- -----------
   Total current assets                          119,521     134,464
 Property and equipment, net                   1,367,957   1,158,299
 Other long-term assets                          558,106     453,209
                                              ----------- -----------
   Total assets                               $2,045,584  $1,745,972
                                              =========== ===========



Liabilities and stockholders' equity:
 Current portion of long-term debt               $16,917         $22
 Other current liabilities                       159,099     142,294
                                              ----------- -----------
   Total current liabilities                     176,016     142,316
 Revolving credit facility                        51,500     177,000
 Senior and senior subordinated notes          1,265,687     973,786
 Other debt                                        6,036       6,060
 Interest rate swaps, mark-to-market              (1,927)     12,089
 Other long-term liabilities                      59,351      94,782
                                              ----------- -----------
   Total liabilities                           1,556,663   1,406,033
 Stockholders' equity                            488,921     339,939
                                              ----------- -----------
   Total liabilities and stockholders'
    equity                                    $2,045,584  $1,745,972
                                              =========== ===========


                         Station Casinos, Inc.
            Condensed Consolidated Statements of Operations
             (amounts in thousands, except per share data)
                              (unaudited)


                              Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                              ------------------- --------------------
                                2004      2003       2004      2003
                              --------- --------- ---------- ---------
Operating revenues:
 Casino                       $197,568  $168,774   $730,584  $648,664
 Food and beverage              36,881    35,134    140,332   133,676
 Room                           14,512    12,960     57,057    50,460
 Other                          11,035    10,908     42,008    45,943
 Management fees                22,444    18,942     84,618    46,711
                              --------- --------- ---------- ---------
   Gross revenues              282,440   246,718  1,054,599   925,454
 Promotional allowances        (17,702)  (16,865)   (67,857)  (67,365)
                              --------- --------- ---------- ---------
   Net revenues                264,738   229,853    986,742   858,089
                              --------- --------- ---------- ---------

Operating costs and expenses:
 Casino                         70,577    68,591    273,816   265,203
 Food and beverage              26,336    24,882    100,548    87,783
 Room                            5,452     4,952     21,053    19,580
 Other                           4,238     3,802     16,820    15,452
 Selling, general and
  administrative                46,017    41,111    172,923   161,643
 Corporate expense              13,315     8,386     47,189    33,039
 Development expense             2,374     1,447     10,683     4,306
 Depreciation and
  amortization                  23,690    18,569     85,807    73,144
 Preopening expenses               271         -        848         -
 Impairment loss                     -    17,474          -    18,868
 Litigation settlement               -    38,000          -    38,000
                              --------- --------- ---------- ---------
                               192,270   227,214    729,687   717,018
                              --------- --------- ---------- ---------

Operating income                72,468     2,639    257,055   141,071
 Earnings from joint ventures    8,275     5,816     26,524    20,604
                              --------- --------- ---------- ---------
Operating income and earnings
 from joint ventures            80,743     8,455    283,579   161,675
                              --------- --------- ---------- ---------

Other income (expense):
 Interest expense              (18,306)  (22,182)   (76,921)  (92,940)
 Interest and other expense
  from joint ventures           (1,214)   (1,993)    (4,485)   (6,409)
 Interest income                     7         6        122     4,873
 Loss on early retirement
  of debt                            -      (824)   (93,265)     (824)
 Other                            (502)      603     (3,801)    1,802
                              --------- --------- ---------- ---------
                               (20,015)  (24,390)  (178,350)  (93,498)
                              --------- --------- ---------- ---------

Income (loss) before income
 taxes                          60,728   (15,935)   105,229    68,177
 Income tax (provision)
  benefit                      (22,716)    7,287    (38,879)  (23,834)
                              --------- --------- ---------- ---------
Net income (loss)              $38,012   $(8,648)   $66,350   $44,343
                              ========= ========= ========== =========

Basic and diluted earnings
 (loss) per common share:
 Net income (loss)
   Basic                         $0.57    $(0.14)     $1.03     $0.76
   Diluted                       $0.55    $(0.14)     $1.00     $0.72

Weighted average common
 shares outstanding
   Basic                        66,494    60,176     64,362    58,371
   Diluted                      68,494    60,176     66,264    61,850

Dividends paid per common
 share                          $0.210    $0.125     $0.685    $0.250


                         Station Casinos, Inc.
                        Summary Information and
             Reconciliation of Net Income (Loss) to EBITDA
      (amounts in thousands, except occupancy percentage and ADR)
                              (unaudited)

                             Three Months Ended   Twelve Months Ended
                                December 31,         December 31,
                             ------------------- ---------------------
                               2004      2003        2004      2003
                             --------- --------- ----------- ---------
    Major Las Vegas
     Operations (a):
    ----------------
    Net revenues             $232,135  $203,268    $868,248  $781,061

    Net income                $34,077   $11,038    $112,692   $69,782
     Income tax provision      20,015     6,481      66,186    40,980
     Interest and other
      expense, net             13,033    14,377      53,800    59,804
     Depreciation and
      amortization             22,272    17,561      80,809    69,535
     Impairment loss                -    17,474           -    17,474
     Litigation, Regulation
      6A fine and related
      investigative costs           -         -       3,303       520
                             --------- --------- ----------- ---------
    EBITDA                    $89,397   $66,931    $316,790  $258,095
                             ========= ========= =========== =========

    Green Valley Ranch Station
     (50% owned):
    --------------------------
    Net revenues              $49,563   $37,690    $177,189  $139,128

    Net income                $11,970    $4,377     $36,461   $21,203
     Interest and other
      expense, net              4,585     5,595      16,611    18,950
     Depreciation and
      amortization              4,500     4,101      17,147    16,390
     Loss on early retirement
      of debt                       -     1,648           -     1,648
     Litigation                     -         -          75         -
     Leased tenant buyout           -         -       7,284         -
                             --------- --------- ----------- ---------
    EBITDA                    $21,055   $15,721     $77,578   $58,191
                             ========= ========= =========== =========

    Same-Store Operations
     (b):
    ---------------------
    Net revenues             $281,698  $240,958  $1,045,437  $920,189

    Net income                $46,047   $15,415    $149,153   $90,985
     Income tax provision      20,015     6,481      66,186    40,980
     Interest and other
      expense, net             17,618    19,972      70,411    78,754
     Depreciation and
      amortization             26,772    21,662      97,956    85,925
     Loss on early retirement
      of debt                       -     1,648           -     1,648
     Impairment loss                -    17,474           -    17,474
     Litigation, Regulation
      6A fine and related
      investigative costs           -         -       3,378       520
     Leased tenant buyout           -         -       7,284         -
                             --------- --------- ----------- ---------
    EBITDA                   $110,452   $82,652    $394,368  $316,286
                             ========= ========= =========== =========

    Total Station Casinos,
     Inc. (c):
    ----------------------
    Net income (loss)         $38,012   $(8,648)    $66,350   $44,343
     Income tax provision
      (benefit)                22,716    (7,287)     38,879    23,834
     Interest and other
      expense, net             20,015    23,566      85,085    92,674
     Depreciation and
      amortization             23,690    18,569      85,807    73,144
     Development expense        2,374     1,447      10,683     4,306
     Preopening expenses          271         -         848         -
     Loss on early retirement
      of debt                       -       824      93,265       824
     Impairment loss                -    17,474           -    18,868
     Litigation, Regulation
      6A fine and related
      investigative costs           -    38,000         813    40,313
     Cancellation of certain
      insurance policies            -       618           -       618
     Leased tenant buyout
      at Green Valley Ranch
      Station (50%)                 -         -       3,642         -
     Employer taxes on stock
      exercises                     -         -           -       681
     Thunder Valley
      development fee               -         -           -    (4,407)
                             --------- --------- ----------- ---------
    EBITDA                   $107,078   $84,563    $385,372  $295,198
                             ========= ========= =========== =========

    Occupancy percentage           96%       91%         96%       94%
    ADR                           $57       $52         $56       $50

   (a) The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta
       Henderson.

   (b) Same-Store Operations include the Major Las Vegas Operations plus the total operations of Green Valley Ranch Station.

   (c) Total Station Casinos, Inc. includes the Major Las Vegas Operations, Wild Wild West, Wildfire (since January 27, 2003), Magic Star (since August 2, 2004), Gold Rush (since August 2,
       2004), the Company's earnings from joint ventures, management fees and Corporate expense.


                         Station Casinos, Inc.
           Reconciliation of GAAP Net Income (Loss) and EPS
                     to Adjusted Earnings and EPS
             (amounts in thousands, except per share data)
                              (unaudited)


                                    Three Months       Twelve Months
                                       Ended               Ended
                                    December 31,        December 31,
                                  ----------------- ------------------
                                    2004     2003      2004     2003
                                  -------- -------- --------- --------

Adjusted Earnings
Net income (loss)                 $38,012  $(8,648)  $66,350  $44,343
  Development expense, net          1,543      941     6,944    2,799
  Preopening expenses, net            176        -       551        -
  Loss on early retirement of
   debt, net                            -      536    60,622      536
  Impairment loss, net                  -   11,358         -   12,264
  Litigation, Regulation 6A fine
   and related investigative
   costs, net                           -   24,700       528   26,203
  Cancellation of certain
   insurance policies, net              -      402         -      402
  Reduction in federal income
   taxes, net                           -   (2,152)        -   (2,152)
  Leased tenant buyout at Green
   Valley Ranch Station (50%), net      -        -     2,367        -
  Loss on sale of land, net             -        -     1,782        -
  Employer taxes on stock
   exercises, net                       -        -         -      443
  Thunder Valley development fee,
   net                                  -        -         -   (2,865)
  Thunder Valley interest income,
   net                                  -        -         -   (3,149)
                                  -------- -------- --------- --------
Adjusted Earnings                 $39,731  $27,137  $139,144  $78,824
                                  ======== ======== ========= ========

Adjusted basic earnings (loss) per
 common share:
Net income (loss)                   $0.57   $(0.14)    $1.03    $0.76
  Development expense, net           0.02     0.01      0.11     0.05
  Preopening expenses, net           0.01        -      0.01        -
  Loss on early retirement of
   debt, net                            -     0.01      0.94     0.01
  Impairment loss, net                  -     0.19         -     0.21
  Litigation, Regulation 6A fine
   and related investigative
   costs, net                           -     0.41      0.01     0.44
  Cancellation of certain
   insurance policies, net              -     0.01         -     0.01
  Reduction in federal income
   taxes, net                           -    (0.04)        -    (0.04)
  Leased tenant buyout at Green
   Valley Ranch Station (50%), net      -        -      0.03        -
  Loss on sale of land, net             -        -      0.03        -
  Employer taxes on stock
   exercises, net                       -        -         -     0.01
  Thunder Valley development fee,
   net                                  -        -         -    (0.05)
  Thunder Valley interest income,
   net                                  -        -         -    (0.05)
                                  -------- -------- --------- --------
Adjusted basic earnings per
 common share                       $0.60    $0.45     $2.16    $1.35
                                  ======== ======== ========= ========

Weighted average common shares
 outstanding - basic               66,494   60,176    64,362   58,371


Adjusted diluted earnings (loss) per
 common share:
Net income (loss)                   $0.55   $(0.14)    $1.00    $0.72
  Development expense, net           0.02     0.01      0.11     0.04
  Preopening expenses, net           0.01        -      0.01        -
  Loss on early retirement of
   debt, net                            -     0.01      0.91     0.01
  Impairment loss, net                  -     0.18         -     0.20
  Litigation, Regulation 6A fine
   and related investigative
   costs, net                           -     0.39      0.01     0.42
  Cancellation of certain
   insurance policies, net              -        -         -        -
  Reduction in federal income
   taxes, net                           -    (0.03)        -    (0.03)
  Leased tenant buyout at Green
   Valley Ranch Station (50%), net      -        -      0.03        -
  Loss on sale of land, net             -        -      0.03        -
  Employer taxes on stock
   exercises, net                       -        -         -     0.01
  Thunder Valley development fee,
   net                                  -        -         -    (0.05)
  Thunder Valley interest income,
   net                                  -        -         -    (0.05)
                                  -------- -------- --------- --------
Adjusted diluted earnings per
 common share                       $0.58    $0.42     $2.10    $1.27
                                  ======== ======== ========= ========

Weighted average common shares
 outstanding - diluted             68,494   64,144    66,264   61,850


    CONTACT: Station Casinos, Inc.
             Executive Vice President/Chief Financial Officer/ Chief Administrative Officer
             Glenn C. Christenson, 800-544-2411 or 702-367-2484
             or
             Vice President of Finance/Controller
             Thomas M. Friel, 800-544-2411 or 702-221-6793
             or
             Vice President of Corporate & Government Relations Lesley A. Pittman, 800-544-2411 or 702-367-2437